Exhibit 99.1

For Immediate Release

Meta Financial Group Announces Completion of At-The Market Offering

SIOUX FALLS, S.D. (3/18/15) – Meta Financial Group, Inc. (NASDAQ: CASH) today announced that it had successfully completed the sale of 740,654 common shares under its “at-the-market” equity offering announced on December 17, 2014. The common shares in the offering were sold at an average price of $35.03 per share, representing proceeds to the Company, net of direct selling costs, of $25.4 million. Up to $26 million of shares could have been issued under the program. Sandler O’Neill + Partners, L.P. served as the sales agent in this program.

The proceeds of the ATM Offering, all of which qualifies as Tier 1 capital for regulatory purposes (and also qualifies as common equity Tier 1 capital under the Dodd-Frank and Basel III capital regulation), has been added to our general corporate funds and bolsters our regulatory capital ratios. The Company intends to use the proceeds to support accelerating growth and expansion plans, general corporate purposes and strategic opportunities as they arise.

J. Tyler Haahr, Chairman and CEO of Meta Financial Group, Inc. commented, “We are extremely pleased with the results of our recent “at-the-market” program and our ability to raise $25.4 million of equity in a relatively short period of time, in an efficient manner and at market prices. We would like to thank our shareholders for their continued support and welcome our new shareholders.”

Media Contact:
Eric Backstrom
Director of Marketing and Communications
Phone: 605.782.0908
ebackstrom@metapay.com

This press release and other important information about the Company are available at www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including statements contained in this release, in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: completion of review procedures for the period ended March 31, 2015; future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the ability of the Bank to successfully integrate the operations of AFS/IBEX Financial Services Inc. (“AFS/IBEX”); the scope of restrictions and compliance requirements imposed by the Consent Order entered into by the Company as administered by the Federal Reserve and any other such actions which may be initiated by our regulators; the impact of changes in financial services laws and regulations, including but not limited to our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company's business and prospects are reflected under the headings "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014, those factors addressed in the prospectus supplement and the accompanying prospectus filed in connection with the Company’s at-the-market offering and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.